Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

MIMEDX GROUP, INC.

ARTICLE I

Corporate Offices

Section 1. Principal and Registered Offices. The principal office of MiMedx Group, Inc. (the “Corporation”) shall be located at such place as the Board of Directors may specify from time to time. The Corporation shall have and continuously maintain a registered office and registered agent in accordance with the provisions of Section 607.0501 of the Florida Business Corporation Act, as amended (or any successor statute) (the “Act”).

Section 2. Other Offices. The Corporation may have offices at such other places, either within or without the State of Florida, as the Board of Directors may from time to time determine.

ARTICLE II

Meetings of Shareholders

Section 1. Place of Meeting. Meetings of shareholders shall be held at the principal office of the Corporation or at such other place or places, either within or without the State of Florida, as the Board of Directors shall designate. In the absence of any such designation, meetings of shareholders shall be held at the principal executive office of the Corporation.

Section 2. Annual Meeting. The annual meeting of shareholders shall be held on a date and at a time designated by the Board of Directors. At the annual meeting, directors shall be elected and any other business as may properly be brought before the meeting in accordance with these Amended and Restated Bylaws (as amended from time to time in accordance with the terms hereof, these “Bylaws”) may be transacted.

Section 3. Special Meeting.

(a) A special meeting of shareholders for any purpose or purposes may be called (i) at any time by the Chairman of the Board or the Chief Executive Officer, (ii) by the Board of Directors, or (iii) by the Secretary at the request in writing of the shareholders owning not less than 50% of all votes entitled to be cast on any issue proposed to be considered at the proposed meeting, which request shall be made in accordance with the Articles of Incorporation of the Corporation, as amended (and as further amended from time to time in accordance with the terms thereof, the “Articles of Incorporation”) and the procedures set forth in this Section 3. Only business within the purpose or purposes described in the notice of special meeting may be conducted at a special meeting of shareholders. For purposes hereof, a “Requesting Person” shall mean (x) the shareholder of record making the request to fix a Requested Record Date (as defined below) for the purpose of determining the shareholders entitled to request that the Secretary call a special meeting, (y) the beneficial owner or beneficial owners, if different from the shareholder of record, on whose behalf such request is made and (z) any affiliate of such shareholder of record or beneficial owner(s).

(b) No shareholder may request that the Secretary call a special meeting of shareholders pursuant to Article II, Section 3(a)(iii) of these Bylaws (a “Shareholder Requested Special Meeting”) unless a shareholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Requested Record Date”) for the purpose of determining shareholders entitled to request that the Secretary call such special meeting, which request shall be in proper form and delivered to the Secretary at the principal executive office of the Corporation. To be in proper form, such request shall:

(i) Bear the signature and the date of signature by the shareholder of record submitting such request and set forth the name and address of such shareholder as they appear in the Corporation’s books;

(ii) Include (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting (the “Proposed Business”), the reasons for conducting the Proposed Business at the special meeting and any material interest in the Proposed Business of each Requesting Person and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the special meeting or the Proposed Business;

(iii) As to each Requesting Person, include any other information required to be set forth in a notice under Article II, Section 10(a)(iii) of these Bylaws, except that for purposes of this Section 3(b)(iii), the term “Requesting Person” shall be substituted for the term “shareholder” in all places it appears in Article II, Section 10(a)(iii) of these Bylaws;

(c) Within ten business days after the Secretary receives a request to fix a Requested Record Date in proper form and otherwise in compliance with this Section 3 from any shareholder of record, the Board of Directors may adopt a resolution fixing a Requested Record Date for the purpose of determining the shareholders entitled to request that the Secretary call a special meeting, which date shall not precede the date upon which the resolution fixing the Requested Record Date is adopted by the Board of Directors. Notwithstanding anything in this Section 3(c) to the contrary, no Requested Record Date shall be fixed if the Board of Directors determines that the request or requests that would otherwise be submitted following such Requested Record Date could not comply with the requirements set forth in clause (ii) or (iv) of Section 3(e) below.

(d) Without qualification, a Shareholder Requested Special Meeting shall not be called unless one or more shareholders owning as of the Requested Record Date not less than 50% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting (the “Requisite Percentage”) timely provide one or more requests to call such special meeting in writing and in proper form to the Secretary at the principal executive office of the Corporation. To be timely, a shareholder’s request to call a special meeting must be delivered to the Secretary at the principal executive office of the Corporation not later than the 60th day following the Requested Record Date. To be in proper form for purposes of this Section 3(d), a request to call a special meeting shall include the signature and the date of signature by the shareholder submitting such request and set forth (i) if such shareholder is a shareholder of record, the name and address of such shareholder as they appear in the Corporation’s books and if such shareholder is not a shareholder of record, the name and address of such shareholder, (ii) the Proposed Business, (iii) the text of the Proposed Business (including the text of any resolutions proposed for consideration), (iv) the reasons for conducting the Proposed Business at the special meeting and (v) except for any Solicited Shareholder (as defined below), the following:

(i) (A) Any material interest in the Proposed Business of the shareholder of record submitting such request, or if different from the shareholder of record, the beneficial owner or beneficial owners submitting such request or any affiliate of such shareholder of record or beneficial owner(s) (any such person covered by this clause (A), a “Calling Person”) and (B) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Calling Persons (other than Solicited Shareholders) or (y) between or among any Calling Person and any other person or entity (including their names) in connection with the special meeting or the Proposed Business; and

(ii) As to each Calling Person, the information required to be set forth in a notice under Article II, Section 10(a)(iii) of these Bylaws, except that for purposes of this Section 3(d)(ii), the term “Calling Person” shall be substituted for the term “shareholder” in all places it appears in Article II, Section 10(a)(iii) of these Bylaws. For purposes hereof, “Solicited Shareholder” means any shareholder that has provided a request to call a special meeting in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder by way of a definitive consent solicitation statement filed on Schedule 14C (any such shareholder, a “Solicited Shareholder”), and “Special Meeting Request” refers to a request to call a special meeting that is delivered to the Secretary by a shareholder as of the Requested Record Date and is timely and in proper form under this Section 3.

(e) The Secretary shall not accept, and shall consider ineffective, any Special Meeting Request that (i) does not comply with this Section 3, (ii) relates to an item of business proposed to be transacted at the special meeting that is not a proper subject for shareholder action under applicable law, (iii) includes an item of business proposed to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Requested Record Date or (iv) otherwise does not comply with applicable law.

(f) A shareholder may revoke a Special Meeting Request by written revocation delivered to the Secretary at any time prior to the Shareholder Requested Special Meeting. If written revocation(s) of the Special Meeting Request have been delivered to the Secretary and the result is that (after giving effect to all revocations) shareholders holding less than the Requisite Percentage have delivered Special Meeting Requests to the Secretary : (i) if the notice of meeting has not already been mailed to shareholders, the Secretary shall refrain from mailing the notice of the Shareholder Requested Special Meeting or (ii) if the notice of meeting has already been mailed to shareholders, the Secretary shall revoke the notice of the meeting. If, subsequent to the refraining from mailing of the notice of meeting pursuant to clause (i) of the immediately preceding sentence or subsequent to the revocation of the notice of meeting pursuant to clause (ii) of the immediately preceding sentence, as applicable, (but in any event on or prior to the 60th day after the Requested Record Date), the Secretary has received Special Meeting Requests from shareholders holding the Requisite Percentage, then, at the Board of Directors’ option, either (x) the original record date, meeting date and time, and location for the Shareholder Requested Special Meeting set in accordance with Section 3(g) below shall apply with respect to the Shareholder Requested Special Meeting or (y) the Board of Directors may disregard the original record date, meeting date and time, and location for the Shareholder Requested Special Meeting from those originally set in accordance with Section 3(g) below and, within ten days following the date on which the Secretary has received the Special Meeting Requests from shareholders holding the Requisite Percentage, set a new record date, meeting date and time, and location for the Shareholder Requested Special Meeting (and in such case notice of the Shareholder Requested Special Meeting shall be given in accordance with Section 4 below).

(g) Subject to Section 3(f) above, within ten days following the date on which the Secretary has received Special Meeting Requests in accordance with this Section 3 from shareholders holding the Requisite Percentage, the Board of Directors shall fix the record date, meeting date and time, and location for the Shareholder Requested Special Meeting; provided, however, that the date of any such Shareholder Requested Special Meeting shall not be more than 90 days after the date on which valid Special Meeting Requests from shareholders holding the Requisite Percentage are delivered to the Secretary (and are not revoked). Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at any Shareholder Requested Special Meeting. Subject to Section 3(f) above, the record date for the Shareholder Requested Special Meeting shall be fixed in accordance with Section 11 below, and the Board of Directors shall provide notice of the Shareholder Requested Special Meeting in accordance with Section 4 below.

(h) In connection with a Shareholder Requested Special Meeting called in accordance with this Section 3, the shareholders of record (except for any Solicited Shareholder) who requested that the Board of Directors fix a Requested Record Date in accordance with Section 3(b) or the shareholders who delivered a Special Meeting Request to the Secretary in accordance with Section 3(d) shall further update the information previously provided to the Corporation in connection with such request, if necessary, so that the information provided or required to be provided in such request pursuant to this Section 3 remains true and correct as of the record date for shareholders entitled to vote at the Shareholder Requested Special Meeting and as of the date that is ten business days prior to the Shareholder Requested Special Meeting or any adjournment or postponement thereof, and such update shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m. Eastern Time five business days after the record date for shareholders entitled to vote at the Shareholder Requested Special Meeting (in the case of the update required to be made as of such record date) and not later than 5:00 p.m. Eastern Time seven business days prior to the date for the Shareholder Requested Special Meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the Shareholder Requested Special Meeting has been adjourned or postponed) (in the case of the update required to be made as of ten business days prior to the Shareholder Requested Special Meeting or any adjournment or postponement thereof).

(i) Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting except in accordance with this Section 3. If the Board of Directors determines that any request to fix a Requested Record Date or Special Meeting Request was not properly made in accordance with this Section 3, or determines that the shareholders of record requesting that the Board of Directors fix such Requested Record Date or shareholders making the Special Meeting Request have not otherwise complied with this Section 3, then the Board of Directors shall not be required to fix such Requested Record Date, to fix a special meeting record date or to call and hold a special meeting. In addition to the requirements of this Section 3, each Requesting Person and shareholder making a Special Meeting Request shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a Requested Record Date or to call a special meeting.

Section 4. Notice of Meetings. Except as otherwise provided by applicable law, written, printed, or electronic notice, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes of the meeting, shall be given not less than 10 days nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting, except that no notice of a meeting need be given to any shareholder for which notice is not required to be given under applicable law. Such notice shall be given either personally, by first-class mail, by telegraphic or other written communication, or by a form of electronic transmission then consented to by the shareholder to whom the notice is given. If notice is mailed at least 30 days before the date of the meeting, the notice may be mailed by a class of United States mail other than first class. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail, sent by telegram or other means of written communication, or electronically transmitted to the shareholder in a manner authorized by the shareholder.

Section 5. Proxies. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after 11 months from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 607.0722 of the Act.

Section 6. Quorum. Except as otherwise provided by law, the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote at a meeting of shareholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting. In the absence of a quorum, the chairman of the meeting or the Board of Directors shall have the power to adjourn the meeting in accordance with Article II, Section 7, of these Bylaws. If a quorum is initially present, the shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken is approved by a majority of the shareholders initially constituting a quorum for that meeting. If a quorum is present at the meeting as originally called, it shall also be deemed present at an adjourned session of such meeting, unless a new record date is or is required to be set for the adjourned meeting.

Section 7. Adjourned or Postponed Meetings. Any annual or special meeting may be adjourned from time to time for any reasonable purpose and to any other time and other place at which a meeting of shareholders may be held under these Bylaws by the chairman of the meeting or the Board of Directors. For any adjournment of an annual or special meeting, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before the adjournment, unless a new record date for the adjourned meeting is or must be fixed pursuant to the laws of the State of Florida. At any adjourned meeting the Corporation may transact any business that may have been transacted at the original meeting. The Board of Directors may, at any time prior to the holding of an annual meeting or a special meeting of shareholders (other than a Shareholder Requested Special Meeting) and for any reasonable reason, postpone or cancel such meeting.

Section 8. Conduct of Meetings. Meetings of shareholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by a chairman of the meeting designated by the Board of Directors. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman of the meeting and without any action by the shareholders, are appropriate for the proper conduct of the meeting, including (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to shareholders of record, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to shareholders of record entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any shareholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding the meeting or adjourning the meeting, whether or not a quorum is present, to a later date and time and at the same or a different place, which may be announced at the meeting; (i) restricting the use of audio/video recording devices, cell phones and other electronic devices; and (j) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 9. Voting of Shares. Each outstanding share of voting capital stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders, except as otherwise provided in the Articles of Incorporation. Except as otherwise required by law, the Articles of Incorporation or these Bylaws, if a quorum is present:

(a) a nominee for director shall be elected by a majority of the votes cast by the shares entitled to vote on the election; provided, however that directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at such meeting if the number of nominees for director exceeds the number of directors to be elected. In the event an incumbent director fails to receive a majority of the votes cast (unless, as provided above, the director election standard is a plurality of the votes cast), the incumbent director shall promptly tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee of the Board of Directors will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors, taking into account the recommendation of the Nominating and Corporate Governance Committee, will determine whether to accept or reject such resignation, or what other action should be taken, within 100 days from the date of the certification of election results; and

(b) action on any matter other than the election of directors shall be approved if the votes cast by the holders of shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action.

Section 10. Shareholder Nominations and Proposals.

(a) Annual Meetings of Shareholders.

(i) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the shareholders may be made at any annual meeting of shareholders solely (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who (1) is a shareholder of record at the time of giving notice provided for in this Section 10(a), at the time of the record date for the annual meeting and at the time of the annual meeting (including any postponement or adjournment thereof), (2) is entitled to vote at the annual meeting and (3) complies with the notice procedures and other requirements set forth in these Bylaws and applicable law.

(ii) For any nomination or other business to be properly brought before an annual meeting by a shareholder pursuant to Section 10(a)(i)(C), the nomination or other business must be permitted by law, the Articles of Incorporation and these Bylaws, and the shareholder must give timely valid written notice thereof to the Secretary of the Corporation. To be timely, a shareholder’s notice shall set forth all information required under this Section 10 and shall be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than 90 days nor earlier than 120 days before the anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or later than 60 days after such anniversary, or if no annual meeting was held in the preceding year, in order for notice by the shareholder to be timely, such notice must be so delivered no more than 190 days prior to such annual meeting nor less than the later of (A) 90 days prior to the date of such annual meeting and (B) the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of the postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(iii) To be valid, such shareholder’s notice shall set forth:

(A) as to any business, other than the nomination of directors, that such shareholder proposes to bring before the meeting:

(1) a reasonably brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting (including the text of any reasons for the proposed business that will be disclosed in any proxy statement or supplement thereto to be filed with the U.S. Securities and Exchange Commission);

(2) the text of the proposal (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend any Corporation document, including the Articles of Incorporation or these Bylaws, the language of the proposed amendment); and

(3) a complete and accurate description of any material interest in such business of each shareholder or any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder or any Shareholder Associated Person therefrom, and all other information related to such proposed business that would be required to be disclosed in a proxy statement or other filing required to be made by the shareholder or any Shareholder Associated Person in connection with the solicitation of proxies or consents in support of such proposed business by such shareholder or any Shareholder Associated Person pursuant to Regulation 14A under the Exchange Act;

(B) as to each individual whom the shareholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), if any:

(1) the name, age, business address and residence address of such Proposed Nominee;

(2) the principal occupation and employment of such Proposed Nominee;

(3) a written questionnaire with respect to the background and qualification of such Proposed Nominee completed by the Proposed Nominee in the form required by the Corporation (which form the shareholder shall request in writing from the Secretary of the Corporation and which the Secretary shall provide to such shareholder within ten days of receiving such request);

(4) such Proposed Nominee’s written consent to be named in the proxy statement as a nominee to the Board of Directors;

(5) such Proposed Nominee’s written representation and agreement in the form required by the Corporation (which form the shareholder shall request in writing from the Secretary of the Corporation and which the Secretary shall provide to such shareholder within ten days of receiving such request) that: (I) such Proposed Nominee is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (II) such Proposed Nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; (III) such Proposed Nominee would, if elected as a director, comply with applicable law of the exchanges upon which the Corporation’s shares of common stock trade, all of the Corporation’s corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines applicable generally to the Corporation’s directors, and applicable fiduciary duties under state law and, if elected as a director of the Corporation, such person currently would be in compliance with any such policies and guidelines that have been publicly disclosed; (IV) such Proposed Nominee intends to serve a full three-year term if elected as a director of the Corporation; and (V) such Proposed Nominee will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(6) any material monetary agreements, arrangements or understandings during the past three years, and any other material relationships, between or among the shareholder or any Shareholder Associated Person, on the one hand, and such Proposed Nominee, his or her respective affiliates or associates, and any other person or persons (including their names) acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K under the Exchange Act as if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such regulation and the Proposed Nominee were a director or executive officer of such registrant; and

(7) any other information relating to such Proposed Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for a contested election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(C) as to the shareholder giving notice, any Proposed Nominee and any Shareholder Associated Person:

(1) the name and address of such shareholder, Proposed Nominee and Shareholder Associated Person (including, if applicable, the name and address that appear on the Corporation’s books and records);

(2) the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such shareholder, Proposed Nominee or Shareholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, together with evidence of such beneficial or record ownership;

(3) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such shareholder, Proposed Nominee or Shareholder Associated Person;

(4) any agreement, arrangement, understanding or relationship, including any repurchase or so-called “stock borrowing” agreement or arrangement, involving such shareholder, Proposed Nominee or Shareholder Associated Person, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder, Proposed Nominee or Shareholder Associated Person with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, a “Short Interest”);

(5) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether such shareholder, Proposed Nominee or Shareholder Associated Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) that is directly or indirectly owned beneficially by such shareholder, Proposed Nominee or Shareholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(6) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder, Proposed Nominee or Shareholder Associated Person;

(7) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments, held, directly or indirectly, by a general or limited partnership or similar entity in which such shareholder, Proposed Nominee or Shareholder Associated Person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, or (II) is the manager, managing member or directly or indirectly beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;

(8) any significant equity interests or any Derivative Instruments or Short Interests in any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or any affiliate thereof held by such shareholder, Proposed Nominee or Shareholder Associated Person (collectively, a “Competitor”);

(9) any direct or indirect interest of such shareholder, Proposed Nominee or Shareholder Associated Person in any contract with the Corporation or any affiliate thereof, or any Competitor (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);

(10) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such shareholder, Proposed Nominee or Shareholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such shareholder, Proposed Nominee or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis with all other holders of the same class or series;

(11) a complete and accurate description of all agreements, arrangements and understandings, written or oral and formal or informal, (I) between or among the shareholder giving the notice and any of the Shareholder Associated Persons or (II) between or among the shareholder giving the notice or any of the Shareholder Associated Persons and any other person or entity (naming each such person or entity) in connection with or related to the foregoing or the proposal of business by a shareholder or any Proposed Nominee, including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such proposing shareholder or Shareholder Associated Persons has the right to vote any shares of any security of the Corporation; (y) any understanding, formal or informal, written or oral, that the shareholder giving the notice or any of the Shareholder Associated Persons may have reached with any shareholder of the Corporation (including their names) with respect to how such shareholder will vote its shares in the Corporation at any meeting of the Corporation’s shareholders or take other action in support of or related to any business proposed or any Proposed Nominee, or other action to be taken, by the proposing shareholder or any of the Shareholder Associated Persons, and (z) any other agreements that would be required to be disclosed by the shareholder giving the notice or any Shareholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder giving the notice or any Shareholder Associated Person or other person or entity);

(12) a complete and accurate description of any performance-related fees (other than an asset-based fee) to which the person may be entitled as a result of any increase or decrease in the value of shares of the Corporation or any Derivative Instruments; and

(13) the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual;

(D) a complete and accurate description of any pending, or to such shareholder’s knowledge, threatened legal proceeding in which such shareholder, any Proposed Nominee or any Shareholder Associated Person is a party or participant involving the Corporation or any officer, affiliate or associate of the Corporation;

(E) any other information relating to such shareholder and any Shareholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(F) a representation as to whether the shareholder or any Shareholder Associated Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s beneficial or record owners of outstanding shares of stock entitled to vote on and required to approve the proposed business described in such shareholder’s notice or to elect any Proposed Nominee; and

(G) a representation that such shareholder is a holder of record of the capital stock of the Corporation and intends to appear in person or by proxy at the annual meeting to bring such business or nomination (as applicable) before the meeting if so requested and an acknowledgment that if such shareholder does not appear to present such business or nomination (as applicable) at such annual meeting, the Corporation need not present such business or nominee for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

In addition to the foregoing, the Corporation may require any Proposed Nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such Proposed Nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee, under the listing standards of each principal securities exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors.

(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting for such special meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who (A) is a shareholder of record at the time of giving notice provided for in this Section 10(b), at the time of the record date for the special meeting and at the time of the special meeting (including any postponement or adjournment thereof), (B) is entitled to vote at the special meeting and (C) complies with the notice procedures and other requirements set forth in these Bylaws and applicable law. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more individuals to the Board of Directors, any shareholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting by giving timely, valid written notice thereof. To be timely and valid, such written notice must include all information set forth under Section 10(a)(iii) of these Bylaws and be received by the Secretary of the Corporation at the principal executive office of the Corporation by 5:00 p.m. Eastern Time on the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a shareholder’s notice as described above.

(c) General.

(i) Only such persons who are nominated by the Board of Directors or in accordance with this Section 10 shall be eligible for election by shareholders as directors, and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting at the direction of the Board of Directors or in accordance with this Section 10, in the case of an annual meeting, or as has been specified in the notice of meeting, in the case of a special meeting. Except as otherwise provided by applicable law, the Articles of Incorporation or these Bylaws, the chairman of a shareholder meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and applicable law and, if any proposed nomination or business is not in compliance with these Bylaws and applicable law, to declare that such defective proposal or nomination shall be disregarded.

(ii) A shareholder providing notice under this Section 10 shall update such notice, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct (A) as of the record date for the meeting and (B) as of the date that is ten business days prior to the meeting (or any postponement or adjournment thereof), and such update shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive office of the Corporation not later than five business days after the record date for the meeting (in the case of an update required to be made as of the record date) and not later than seven business days prior to the date for the meeting, if practicable or, if not practicable, on the first practicable date prior to the special meeting or any adjournment or postponement thereof (in the case of an update required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof).

(iii) If information submitted pursuant to this Section 10 by any shareholder proposing a nominee for election as a director or any proposal for other business at a meeting of shareholders shall be inaccurate in any respect, such information may be deemed not to have been provided in accordance with this Section 10. Any such shareholder shall notify the Corporation of any inaccuracy or change in any such information within two business days of becoming aware of such inaccuracy or change. Upon written request by the Secretary or the Board of Directors, any such shareholder shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (A) written verification, reasonably satisfactory to the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the shareholder pursuant to this Section 10, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such shareholder that such shareholder continues to intend to bring such nomination or other business proposal before the meeting) submitted by the shareholder pursuant to this Section 10 as of an earlier date. If a shareholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested shall be deemed not to have been provided in accordance with this Section 10.

(iv) Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chairman of the meeting, if the shareholder giving notice as provided for in this Section 10 does not appear in person or by proxy at such regular or special meeting to present each nominee for election as a director or the proposed business, as applicable, such matter shall not be considered at the meeting.

(v) Notwithstanding the foregoing provisions of this Section 10, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any right of a shareholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, any proxy statement filed by the Corporation with the Securities and Exchange Commission pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 10 shall require disclosure of revocable proxies received by the shareholder or Shareholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such shareholder or Shareholder Associated Person under Section 14(a) of the Exchange Act.

(vi) As used in these Bylaws, “affiliate” and “associate” each have the respective meanings set forth in Rule 12b-2 under the Exchange Act. A “Shareholder Associated Person” of any shareholder shall mean (A) any person who is a member of a “group” (as such term is used in Rule 13- 5 of the Exchange Act) with or otherwise acting in concert with such shareholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder (other than a shareholder that is a depositary), (C) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such shareholder or such Shareholder Associated Person and beneficially owns, directly or indirectly, shares of stock of the Corporation, (D) any person that directly or indirectly through one or more intermediaries, controls such shareholder or any Shareholder Associated Person and (E) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such shareholder or other Shareholder Associated Person in respect of any proposals or nominations, as applicable.

Section 11. Record Date for Shareholder Notice. The Board of Directors may fix a date as the record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment or postponement thereof, or to express consent to corporate action in writing without a meeting. Such record date, in the case of a meeting, shall not be more than 70 days or less than 10 days prior to the date of such meeting, and in the case of any other action, shall not be more than 70 days prior to any action permitted by the laws of the State of Florida. If the Board of Directors does not fix a record date, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at 5:00 p.m. Eastern Time on the day next preceding the day on which notice is given, or, if notice is waived, at 5:00 p.m. Eastern Time on the day next preceding the day on which the meeting is held. The determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 12. List of Shareholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock records, either directly or through a transfer agent appointed by the Board of Directors, to prepare and make, at least 10 days before every meeting of shareholders, a complete list of shareholders entitled to vote at such meeting arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at the Corporation’s principal office or at a place specified in the notice of the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 13. Inspectors of Elections.

(a) Appointment of Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors or the Chairman of the Board may appoint one or more persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of election at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the chairman of the meeting.

(b) Duties of Inspectors. The inspectors of election shall determine the shares represented at the meeting, the existence of a quorum, the authenticity and validity of proxies and ballots, receive votes, ballots or consents, count and tabulate all votes and ballots, determine the results, retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, certify their determination of the number of shares represented at the meeting and their count of all votes and ballots, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.

(c) Vote of Inspectors. If there are more than one inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

(d) Report of Inspectors. On request of the chairman of the meeting or of any shareholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them is prima facie evidence of the facts stated herein.

Section 14. Action Without Meeting.

(a) Any action that the shareholders could take at a meeting may be taken without a meeting if one or more written consents, setting forth the action taken, shall be signed and dated, by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted and if the procedures in this Section 14 shall be complied with.

(b) In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date (the “Consent Record Date”), which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors. Any shareholder seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary at the principal executive office of the Corporation, first request that the Board of Directors fix a Consent Record Date for such purpose, which request shall be in proper form as provided in Article II, Section 14(c) of these Bylaws. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received or, if later, five days after delivery of any information requested by the Corporation to determine the validity of any such request or whether the action to which such request relates is an action that may be taken by written consent of shareholders in lieu of a meeting, determine the validity of such request and whether such request relates to an action that may be taken by written consent of the shareholders in lieu of a meeting under this Section 14(b) and applicable law. If such request is valid, the Board of Directors may adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 14(b)). If (i) the request required by this Section 14(b) has been determined by the Board of Directors to be valid and to relate to an action that may be effected by written consent in accordance with this Section 14(b) and applicable law or (ii) no such determination shall have been made by the date required by this Section 14(b), and in either event no record date has been fixed by the Board of Directors, the record date for determining shareholders entitled to take corporate action by written consent without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Article II, Section 14(d) of these Bylaws. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining shareholders entitled to consent to corporate action without a meeting shall be at 5:00 p.m. Eastern Time on the date on which the Board of Directors adopts the resolution taking such prior action.

(c) To be in proper form for purposes of Article II, Section 14(b) of these Bylaws , a request by a shareholder for the Board of Directors to fix a record date shall set forth the action proposed to be taken by written consent of shareholders in lieu of a meeting and must contain such information and representations, to the extent applicable, required by these Bylaws as though such shareholder were intending to make a nomination or to bring a business proposal before a meeting of shareholders (including the notice and other procedures set forth in Article II, Section 10 of these Bylaws). Notwithstanding anything to the contrary contained in this Section 14(c), upon receipt of a request by a shareholder to set a record date in order to have shareholders authorize or take corporate action by written consent, the Board of Directors may require the shareholder(s) submitting such request to furnish such other information as may be requested by the Board of Directors to determine the validity of the request required by this Section 14(c) and to determine whether such request relates to an action that may be effected by written consent of shareholders in lieu of a meeting under this Section 14 and applicable law.

(d) Every written consent pursuant to this Section 14 shall bear the date of signature of each shareholder who shall sign such consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date of the earliest dated consent delivered to the Corporation in the manner required by this Section 14, written consents signed by a sufficient number of shareholders to take action shall be delivered to the Corporation by delivery to the Corporation’s principal office in the State of Florida, the Corporation’s principal place of business, the Secretary of the Corporation or another officer or agent of the Corporation having custody of the book in which proceedings of meetings of the shareholders are recorded. Delivery of written consents under this Section 14 shall be by hand or by certified or registered mail, return receipt requested.

(e) In the event of the delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary of the Corporation shall provide for the safekeeping of such consents and revocations and shall promptly engage nationally recognized independent inspectors of election for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. Subject to applicable law, no action by written consent without a meeting shall be effective until such inspectors of election have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of shareholders.

(f) Any shareholder seeking an action proposed to be taken by written consent shall further update the information previously provided by such shareholder to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 14 shall be true and correct (i) as of the record date for determining the shareholders eligible to take such action and (ii) as of the date that is ten days prior to the date the consent solicitation is commenced. Such update shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive office of the Corporation not later than 5:00 p.m. Eastern Time five business days after the Consent Record Date (in the case of the update required to be made as of the record date) and not later than five business days prior to the date that the consent solicitation is commenced (in the case of the update required to be made as of ten business days prior to the date the consent solicitation is commenced).

(g) Any shareholder giving a written consent, or the shareholder’s proxy holder, may revoke the consent in any manner permitted by applicable law.

(h) Notwithstanding anything to the contrary set forth above, (i) none of the provisions of this Section 14 shall apply to any solicitation of shareholder action by written consent in lieu of a meeting by or at the direction of the Board of Directors and (ii) the Board of Directors shall be entitled to solicit shareholder action by written consent in accordance with applicable law.

(i) Notice of the taking of any corporate action by written consent shall be given to those shareholders who shall not have consented in writing or who are not entitled to vote on the action within 10 days after the Corporation has obtained such authorization by written consent in accordance with this Section 14, including Section 14(e) as applicable. The notice shall fairly summarize the material features of the authorized action and, if the action be such for which dissenters’ rights are provided under the Florida Business Corporation Act, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of this Act regarding the rights of dissenting shareholders.

Section 15. Remote Communication. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxy holders not physically present at an annual or special meeting of shareholders may, by means of remote communication:

(a) Participate in such meeting of shareholders.

(b) Be deemed present in person and vote at such meeting, whether the meeting is to be held at a designated place or solely by means of remote communication, provided that:

(i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder;

(ii) the Corporation shall implement reasonable measures to provide such shareholders or proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including, without limitation, an opportunity to communicate and to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(iii) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III

Board of Directors

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by law, the Articles of Incorporation or these Bylaws.

Section 2. Number, Term and Qualification. As provided in the Articles of Incorporation, the number of directors shall consist of not less than three members, the exact number of which shall be fixed from time to time by resolution adopted by the Board of Directors; provided, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The members of the Board of Directors elected at the 2010 annual meeting of shareholders shall be divided into three classes, designated as Class I, Class II, and Class III as specified in the resolution adopted by shareholders at such meeting. Each Class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Class I directors elected at the 2010 annual meeting of shareholders shall be deemed elected for a three-year term, Class II directors for a two-year term, and Class III directors for a one-year term. Each director shall hold office until the next annual meeting of shareholders upon which his/her term expires and until his/her successor is elected and qualified, or until his/her earlier death, resignation or removal. At each succeeding annual meeting of shareholders, successor directors to the Class of directors whose term expires at that annual meeting of shareholders shall be elected for a three-year term. If the number of directors has changed, any increase or decrease shall be apportioned among the Classes so as to maintain the number of directors in each Class as nearly equal as possible. Directors shall be natural persons 18 years of age or older, but need not be residents of the State of Florida or shareholders of the Corporation.

Section 3. Removal. As provided in the Articles of Incorporation, a director may be removed from office only for cause as hereinafter defined and at a meeting of shareholders called expressly for that purpose by a vote of the holders of 66- 2/3 % of the shares cast that are entitled to vote at an election of directors. For purposes of this provision, “cause” shall mean (a) a conviction of a felony regardless of whether it relates to the Corporation or its securities; (b) declaration of incompetency or unsound mind by court order; or (c) commission of an action that constitutes intentional misconduct or a knowing violation of law that, in either case, results in a material injury to the Corporation.

Section 4. Resignation. Any director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall be effective upon the giving of such notice or at such later time as shall be specified therein. The acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies. As provided in the Articles of Incorporation, any vacancies occurring on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled only by the affirmative vote of a majority of the remaining members of the Board of Directors, even if less than a quorum, at any meeting of the Board of Directors. Notwithstanding the immediately preceding sentence, the Board of Directors may by resolution determine that any such vacancies shall be filled by the shareholders of the Corporation. A director elected to fill a vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of directors, shall hold office until the next annual meeting of shareholders upon which his/her term expires and until his/her successor is elected and qualified, or until his/her earlier death, resignation or removal.

Section 6. Compensation. Directors and members of committees may receive such compensation, if any, for their services as such and may be reimbursed for expenses of attendance at meetings of the Board of Directors or a committee as may be fixed or determined by resolution of the Board of Directors. Any director may serve the Corporation in any other capacity and receive compensation therefor. Directors who are full-time employees of the Corporation shall not receive any compensation for their service as director.

Section 7. Chairman of the Board. The Chairman of the Board shall be a non-employee who is an “independent director” as defined by Rule 5605 of the Nasdaq Listing Rules. The Chairman of the Board shall be chosen by the Board of Directors from among the Board of Directors and may not be the Chief Executive Officer. Except as otherwise provided in these Bylaws, the Chairman of the Board shall preside at all meetings of shareholders and the Board of Directors. The Chairman of the Board shall have such other powers and duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board may but need not be an employee of the Corporation.

Section 8. Limits on Outside Board Service. The Board of Directors’ independent directors may not sit on more than four boards of directors of companies whose securities are registered under the Exchange Act, inclusive of this Board of Directors. The Chief Executive Officer of the Corporation may not sit on more than two boards of directors of companies whose securities are registered under the Exchange Act, inclusive of this Board of Directors.

ARTICLE IV

Meetings of Directors

Section 1. Annual Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and transacting such other business as may be brought before the meeting shall be held immediately following the annual meeting of the shareholders at the place where such meeting is held. Notice of annual meetings shall not be required.

Section 2. Regular Meetings. The Board of Directors may by resolution provide for the holding of regular meetings of the Board of Directors on specified dates and at specified times. If any date for which a regular meeting is scheduled shall be a legal holiday, the meeting shall be held on the next business day that is not a legal holiday. Regular meetings of the Board of Directors shall be held at the principal executive office of the Corporation or at such other place as may be determined by resolution of the Board of Directors. Notice of regular meetings shall not be required.

Section 3. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, or the Secretary. Such meetings may be held at the time and place designated in the notice of the meeting.

Section 4. Notice of Special Meetings. Notice of the time and place of special meetings shall be given to each director: (a) in a writing mailed not less than five days before such meeting addressed to the residence or usual place of business of a director; (b) by facsimile sent not less than two days before such meeting to the residence or usual place of business of a director; (c) in person or by telephone delivered not less than one day before such meeting or (d) by electronic mail or other electronic means, during normal business hours, not less than one day before such meeting; provided, however, that if the Chairman of the Board or the Chief Executive Officer determines that it is otherwise necessary or advisable to hold the meeting sooner, the Chairman of the Board or the Chief Executive Officer, as the case may be, may prescribe a shorter notice to be given personally or by email, telephone or facsimile. Attendance by a director at a meeting for which notice is required shall constitute a waiver of notice, except where a director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called. Except as otherwise herein provided, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice of such meeting.

Section 5. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is initially present, the Board of Directors may continue to transact business, notwithstanding the withdrawal of enough directors to leave less than a quorum, if any action taken is approved by a majority of the directors initially constituting a quorum for that meeting.

Section 6. Adjourned Meeting. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting of the Board of Directors to another time and place. Notice of the time and place of holding an adjourned meeting of the Board of Directors need not be given unless the meeting is adjourned for more than 48 hours. If the meeting is adjourned for more than 48 hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Article IV, Section 4 of these Bylaws, to the directors who were not present at the time of the adjournment.

Section 7. Manner of Acting. Except as otherwise provided by law, these Bylaws or the Articles of Incorporation of the Corporation, the act of the majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors. Such unanimous written consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any articles, certificates or documents filed with the Department of State of Florida or any other State wherein the Corporation may do business.

Section 9. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless such director objects at the beginning of the meeting (or promptly upon his or her arrival) to the holding of the meeting or the transacting of specified business at the meeting or such director votes against such action or abstains from voting in respect of such matter.

Section 10. Meeting by Use of Conference Telephone. Any one or more directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications device which allows all persons participating in the meeting to hear each other, and such participation in a meeting shall be deemed presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V

Committees

Section 1. Designation of Committees. The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in these Bylaws or in the resolution of the Board of Directors establishing the same, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that no such committee shall have the power or authority to: (a) approve or recommend to shareholders actions or proposals required by the Act to be approved by shareholders; (b) fill vacancies on the Board of Directors or any committee thereof; (c) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; (d) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences and limitations of a voting group, except that the Board of Directors may authorize a committee to do so within specifically prescribed limits; or (e) adopt, amend or repeal these Bylaws. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 2. Minutes. Each committee shall keep minutes of its proceedings and shall report thereon to the Board of Directors when required.

Section 3. Meetings and Action of Committees. Meetings and actions of committees shall be governed by, and held in accordance with, the following provisions of Article IV of these Bylaws: Section 2 (regular meetings), Section 3 (special meetings), Section 4 (notice of special meetings), Section 5 (quorum), Section 6 (adjourned meeting), Section 7 (manner of acting), Section 8 (action without meeting) and Section 10 (meeting by use of conference telephone), with such changes in the context of such bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors, and that notice of special meetings of committees shall also be given to all alternative members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the governance of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE VI

Officers

Section 1. Titles. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, and a Treasurer. The Board of Directors may also elect a Controller and one or more Vice Presidents and Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers as it shall deem necessary. Except as otherwise provided in these Bylaws, the additional officers shall have the authority and perform the duties as from time to time may be prescribed by the Board of Directors. Any two or more offices may be held by the same individual, but no officer may act in more than one capacity where action of two or more officers is required.

Section 2. Election and Term. The officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board held each year immediately following the annual meeting of the shareholders, and each officer shall hold office until the next annual meeting at which officers are to be elected and until his successor is elected and qualified, or until his earlier resignation or removal pursuant to these Bylaws.

Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors, but removal shall be without prejudice to any contract rights of the individual removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4. Resignation. Any officer of the Corporation may resign at any time by giving written notice to the Chief Executive Officer, President or Secretary of the Corporation. Such resignation shall be effective upon the giving of such notice or at such later time as shall be specified therein. The acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies. Any vacancies among the officers for any reason (including death, resignation, disqualification, removal or other causes) may be filled by the Board of Directors in the manner prescribed in these Bylaws for regular elections to that office.

Section 6. Compensation. The compensation of the officers shall be fixed by or under the direction of the Board of Directors. No officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the Corporation.

Section 7. Chief Executive Officer. The Chief Executive Officer shall have general charge of the business and affairs of the Corporation. The Chief Executive Officer may perform such acts, not inconsistent with applicable law or the provisions of these Bylaws, usually performed by the principal executive officer of a corporation and may sign and execute all authorized notes, bonds, contracts and other obligations in the name of the Corporation. The Chief Executive Officer shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these Bylaws.

Section 8. President. The President shall have responsibility for the day-to-day operations of the business of the Corporation and shall report to the Chief Executive Officer. The President may perform such acts, not inconsistent with the applicable law or the provisions of these Bylaws, usually performed by the chief operating officer of a corporation and may sign and execute all authorized notes, bonds, contracts and other obligations in the name of the Corporation. The President shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these Bylaws, and in the event of the disability or death of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer unless and until a new Chief Executive Officer is elected by the Board of Directors.

Section 9. Chief Financial Officer. The Chief Financial Officer of the Corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director for a purpose reasonably related to his position as a director. The Chief Financial Officer shall render to the Chief Executive Officer and Board of Directors, whenever they may request it, an account of the transactions of the Corporation and of the financial condition of the Corporation. The Chief Financial Officer shall have such other powers and perform such other duties as the Board of Directors shall designate or as may be provided by applicable law or elsewhere in these Bylaws.

Section 10. Vice Presidents. Each Vice President shall have such powers and perform such duties as shall be assigned to such Vice President by the Board of Directors.

Section 11. Secretary. The Secretary shall keep, or cause to be kept, accurate records of the acts and proceedings of all meetings of shareholders and of the Board of Directors and shall give all notices required by law and by these Bylaws. The Secretary shall have general charge of the corporate books and records and of the corporate seal and shall affix the corporate seal to any lawfully executed instrument requiring it. The Secretary shall have general charge of the stock transfer books of the Corporation and shall keep, or cause to be kept, at the principal office of the Corporation a record of shareholders, showing the name and address of each shareholder and the number and class of the shares held by each shareholder. The Secretary shall sign such instruments as may require the signature of the Secretary, and in general may perform such acts, not inconsistent with the applicable law or the provisions of these Bylaws, usually performed by the secretary of a corporation. The Secretary shall have such other powers and perform such other duties as the Board of Directors shall designate from time to time.

Section 12. Assistant Secretaries. Each Assistant Secretary shall have such powers and perform such duties as may be assigned by the Board of Directors, and the Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability to act.

Section 13. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep and maintain, or cause to be kept and maintained, full and accurate accounts of receipts and disbursements. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer or the President, taking proper vouchers for such disbursements. The Treasurer shall also have such powers and perform such duties incident to the office as may be assigned from time to time by the Board of Directors.

Section 14. Assistant Treasurers. Each Assistant Treasurer shall have such powers and perform such duties as may be assigned by the Board of Directors, and the Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability to act.

Section 15. Controller and Assistant Controllers. The Controller shall have charge of the accounting affairs of the Corporation and shall have such other powers and perform such other duties as the Board of Directors shall designate. The Controller shall report to the Chief Financial Officer. Each Assistant Controller shall have such powers and perform such duties as may be assigned by the Board of Directors, and the Assistant Controllers shall exercise the powers of the Controller during that officer’s absence or inability to act.

Section 16. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer and President shall have full power and authority on behalf of the Corporation to attend, act and vote at meetings of the shareholders of any corporation in which the Corporation may hold stock, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock and which, as the owner, the Corporation might have possessed and exercised. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

ARTICLE VII

Capital Stock

Section 1. Certificated and Uncertificated Shares.

(a) The interest of each shareholder may but need not be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and entered into the books of the Corporation as they are issued. Each certificate representing shares shall set forth upon the face thereof the following:

(i) the name of the Corporation;

(ii) that the Corporation is organized under the laws of the State of Florida;

(iii) the name or names of the person or persons to whom the certificate is issued;

(iv) the number and class of shares, and the designation of the series, if any, which the certificate represents;

(v) if different classes of shares or different series within a class are authorized, then the designations, relative rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) must be summarized on the front or back of each certificate, or, alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge; and

(vi) if any shares represented by the certificates are subject to any restrictions on the transfer or the registration of transfer of shares, then such restrictions shall be noted conspicuously on the front or back of such certificates.

(b) Each certificate shall be signed, either manually or in facsimile, by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation, the signature of any such officer of the Corporation may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

(c) Unless the Articles of Incorporation provide otherwise, the Board of Directors may authorize the issue of some or all of the shares of the Corporation of any or all of its classes or series without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation.

(d) Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder then owning such shares a written statement of the information required to be placed on certificates by Section 1(a) of Article VII of these Bylaws and applicable law.

Section 2. Transfer of Shares. Transfer of record of shares of stock of the Corporation shall be made on the stock transfer books of the Corporation only upon surrender of the certificate for the shares sought to be transferred by the record holder or by a duly authorized agent, transferee or legal representative or, in the case of uncertificated shares, in person or by attorney upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with the customary procedures for transferring shares in uncertificated form. All certificates surrendered for transfer shall be cancelled before new certificates for the transferred shares shall be issued.

Section 3. Restrictions on Transfer of Shares. The Corporation shall have the power to enter into and perform any agreement with any shareholders of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such shareholders in any manner not prohibited by the Act.

Section 4. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfers and may require all stock certificates to be signed or countersigned by the transfer agent and registered by the registrar of transfers.

Section 5. Regulations. The Board of Directors shall have power and authority to make rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of capital stock of the Corporation.

Section 6. Lost Certificates. The Board of Directors may authorize the issuance of a new certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit from the person explaining the loss or destruction. When authorizing issuance of a new certificate, the Board of Directors may require the claimant to give the Corporation a bond in a sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board of Directors may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring a bond.

ARTICLE VIII

General Provisions

Section 1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

Section 2. Record Date for Purposes Other Than Shareholder Notice. The Board of Directors may fix a date as the record date for the purpose of determining shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not precede the date upon which the resolution fixing the record date is adopted and shall not be more than 70 days prior to such action. If no record date is fixed by the Board of Directors, the record date for determining shareholders for any such purpose shall be at 5:00 p.m. Eastern Time on the date on which the Board of Directors adopts the resolution relating thereto.

Section 3. Seal. The seal of the Corporation may have inscribed thereon the name of the Corporation and “Florida” around the perimeter, and the words “Corporate Seal” in the center.

Section 4. Notice. Notice to directors and shareholders shall be deemed given: (a) if mailed, when deposited in the United States mail, postage prepaid, directed to the shareholder or director at such shareholder’s or director’s address as it appears on the records of the Corporation; (b) if by facsimile telecommunication, when directed to a number at which the shareholder or director has consented to receive notice; (c) if by electronic mail, when directed to an electronic mail address at which the shareholder or director has consented to receive notice; (d) if by a posting on an electronic network together with separate notice to the shareholder or director of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (e) if by any other form of electronic transmission, when directed to the shareholder or director in a manner consented to by such shareholder or director.

Section 5. Waiver of Notice. Whenever notice is required to be given to a shareholder, director or other person under the provisions of these Bylaws, the Articles of Incorporation or by applicable law, a waiver in writing signed by the person or persons entitled to the notice, whether before or after the time stated in the notice, shall be equivalent to giving the notice.

Section 6. Depositories and Checks. All funds of the Corporation shall be deposited in the name of the Corporation in such bank, banks or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Corporation by such person or persons as the Board of Directors may from time to time designate.

Section 7. Bond. The Board of Directors may by resolution require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

Section 8. Fiscal Year. The fiscal year of the Corporation shall be the period ending on December 31 of each year or such other period as the Board of Directors shall from time to time determine.

Section 9. Indemnification of Directors and Officers. Each person who is or was a director or officer of the Corporation, and each person who is or was a director or officer of the Corporation who at the request of the Corporation is serving or has served as an officer, director, partner, joint venturer, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be indemnified by the Corporation against those expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement which are allowed to be paid or reimbursed by the Corporation under the laws of the State of Florida and which are actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person may be involved by reason of his being or having been a director or officer of this Corporation or of such other enterprises.

The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any liability, including obligations to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred (including attorneys’ fees), to the fullest extent permitted by law, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

The Corporation may enter into indemnification agreements with members of the Board of Directors or officers which may provide for further or expanded indemnification rights or otherwise modify the rights provided under this Section 9.

Notwithstanding anything contained herein to the contrary, this Section 9 is intended to provide indemnification to each director and officer of the Corporation to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader rights than said statute permitted the Corporation to provide prior thereto). Neither any amendment nor repeal of this Section 9 shall eliminate or reduce the effect of this Section 9, with respect to any matter occurring, or any action or proceeding accruing or arising or that, but for this Section 9, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Section 10. Amendments. Except as otherwise provided herein, these Bylaws may be amended or repealed and new bylaws may be adopted by the affirmative vote of the holders of a majority of the capital stock issued and outstanding and entitled to vote at any meeting of shareholders or by resolution adopted by the affirmative vote of not less than a majority of the number of directors of the Corporation.

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